                                                                    Exhibit 23.2

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS




Easy Gardener Products, Ltd.
Waco, TX

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement Form S-4 of our report dated December 23, 2002, relating to the balance sheet of Easy Gardener Products, Ltd., as of September 30, 2002, which is contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption "Experts" in the Proxy Statement/Prospectus.




/s/ BDO Seidman, LLP
-----------------------
BDO Seidman, LLP
Kalamazoo, MI

December 27, 2002